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Exhibit 5.1

[Staples Letterhead]

April 8, 2005

Staples, Inc.
500 Staples Drive
Framingham, MA 01702

Ladies and Gentlemen:

        This opinion is furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on the date of this letter with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 125,000 shares of Common Stock, $0.0006 par value per share (the "Shares") of Staples, Inc. (the "Company"). The Shares are to be offered pursuant to the Staples Employee Dividend Reinvestment Program (the "Program"), as set forth in the Registration Statement.

        In my capacity as Executive Vice President and General Counsel of the Company, I am familiar with and have examined or caused to be examined the Registration Statement, the corporate records of the Company, including minutes of meetings of the stockholders and the Board of Directors of the Company, stock record books of the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, the documents related to the Program, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        Based upon and subject to the foregoing, I am of the opinion that when sold in accordance with the terms and conditions of the Program, the Shares will be validly issued, fully paid and non assessable.

        I express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ JACK A. VANWOERKOM Jack A. VanWoerkom Executive Vice President and General Counsel

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  Exhibit 5.1